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                                                                    EXHIBIT 23.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:      Global Energy Group, Inc.
         Form 10-KSB/A

Gentlemen:

As independent auditors, we hereby consent to the incorporation of our report and to all references to our firm included in or made a part of the Global Energy Group, Inc.'s Annual Report on Form 10-KSB/A, into the Company's previously filed Registration Statement on Form S-8, Registration No. 333-72526, filed with the Securities and Exchange Commission on October 31, 2001.


Very truly yours,


/s/ Baumann, Raymondo & Company, P.A.

Baumann, Raymondo & Company, P.A.
Certified Public Accountants
Tampa, Florida
November 26, 2002